EXHIBIT 10.19
EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(this “Amendment”), dated as of October 10, 2018, is by and among CRAFT BREW ALLIANCE, INC., a Washington corporation (the “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as lender (in such capacity, the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of November 30, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lender (a) increase the Revolving Commitment to $45,000,000, (b) extend the Maturity Date with respect to the Revolving Facility and (c) amend certain other provisions of the Credit Agreement; and

WHEREAS, the Borrower proposes to acquire (a) all of the remaining membership interests of Wynwood Brewing Company LLC, a Florida limited liability company, pursuant to that certain Membership Interest Purchase Agreement to be dated on or about October 10, 2018 (the “Wynwood Acquisition”), (b) substantially all of the assets of Appalachian Mountain Brewery, Inc., a Florida corporation, FarmtoFlame, LLC, a North Carolina limited liability company, Appalachian Mountain Brewery, LLC, North Carolina limited liability company, Appalachian Mountain Brewery, LLC, North Carolina limited liability company Appalachian Mountain Brewery Marketing, LLC, North Carolina limited liability company, pursuant to that certain Asset Purchase Agreement to be dated on or about October 10, 2018 (the “ABM Acquisition”), and (c) substantially all of the assets of Cisco Brewers, Inc., a Massachusetts corporation, related to the Cisco Brewers brands, pursuant to that certain Asset Purchase Agreement to be dated on or about October 10, 2018 (the “Cisco Acquisition”, and, collectively with the Wynwood Acquisition and the ABM Acquisition, the “ABM Acquisition”) (the “Specified Acquisitions”); and

WHEREAS, the Lender is willing to (i) make such amendments to the Credit Agreement and (ii) consent to the Specified Acquisitions, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I AMENDMENTS

1.1    New Defined Terms. The following defined terms are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Cisco Acquisition” means the acquisition of certain of the assets of Cisco Brewers, Inc., a Massachusetts corporation, related to the Cisco Brewers brands, pursuant to that certain Asset Purchase Agreement to be dated on or about October 10, 2018.

“First Amendment Date” means October 10, 2018.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulations promulgated pursuant thereto, each as amended and together with any successor law of such type.

1.2    Amendment to Defined Terms. The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Maturity Date” means (a) with respect to the Revolving Facility, September 30, 2023 and (b) with respect to the Term Loan, September 30, 2023; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b) and (b) issue Letters of Credit for the account of the Borrower pursuant to Section 2.03. The Revolving Commitment on the Closing Date shall be
$45,000,000.

1.3    Amendment to definition of “Permitted Acquisition”. The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of such definition to read in its entirety as follows:

“Subject to the satisfaction of clauses (a) through (f) above, the Cisco Acquisition shall be deemed to be a “Permitted Acquisition” hereunder.”

1.4    Amendment to Section 2.05(d). Clause (d) of Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Reducing Revolving Commitments. On the last day of each fiscal quarter commencing with the first full fiscal quarter after the first anniversary of the First Amendment Date, the Revolving Facility shall, in each instance, be reduced by $750,000.”

1.5    Amendment to Article V. Article V of the Credit Agreement is hereby amended by adding a new Section 5.21 thereto to read in its entirety as follows:
“5.21    Beneficial Ownership Certification.

As of the First Amendment Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

1.6    Amendment to Section 6.07.    Section 6.07(a) of the Credit Agreement is hereby amended by amending clause (ii) thereof to read as follows:

“(ii) if at any time any portion of any structure on the Russell Street Property is insurable against casualty by flood and is located in a Special Flood Hazard Area under the Flood Insurance Laws, as amended, a flood insurance policy on the structure and the personal property owned by the Borrower or other applicable Loan Party located within the structure and acting as collateral under this Agreement, in form and amount acceptable to the Lender but in no amount less than the amount sufficient to meet the requirements of the Flood Insurance Laws as such requirements may from time to time be in effect.”

1.7    Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.21 thereto to read in its entirety as follows:

“6.21    Beneficial Ownership Certification

Promptly following any request therefor, provide information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.”

1.8    Amendment to Section 7.03(e). Clause (e) of Section 7.03 of the Credit Agreement is hereby amended by deleting the reference to “on the date hereof” and replacing with “on the First Amendment Date”.

1.9    Amendment to Section 7.03(g). Section 7.03 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g) so long as no Default exists or would result therefrom, Investments (other than an Acquisition) in other craft brewers in an aggregate amount not to exceed $10,000,000 at any time outstanding; and”

1.10    Amendment to Section 7.11(a). Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than 3.50:1.00.”

1.11    Amendment to Article VII. Article VII of the Credit Agreement is hereby amended by adding a new Section 7.17 thereto to read in its entirety as follows:

“7.17    ERISA.

The Borrower represents and warrants as of the First Amendment Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.”

1.12    Amendment to Schedule 1.01(b). Schedule 1.01(b) of the Credit Agreement is hereby amended by replacing it with Schedule 1.01(b) of the Credit Agreement attached hereto as Annex A.

1.13    Amendment to Schedule 7.03(e). Schedule 7.03(e) of the Credit Agreement is hereby amended by replacing it with Schedule 7.03(e) of the Credit Agreement attached hereto as Annex B.

ARTICLE II CONSENT

2.1    Consent to Specified Acquisitions. Each of the Specified Acquisitions shall be deemed to be a Permitted Acquisition pursuant to, and in accordance with, the Credit Agreement so long as, with respect to each such Specified Acquisition:

(a)	no Default shall then exist or would exist after giving effect thereto;

(b)the Loan Parties shall demonstrate to the reasonable satisfaction of the Lender that, after giving effect to such Specified Acquisition on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance;

(c)the Lender shall have received (or shall receive in connection with the closing of such Specified Acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 6.13 of the Credit Agreement and the Target, if a Person, shall have executed a Guaranty Joinder and a Security Agreement Joinder in accordance with the terms of Section 6.13 of the Credit Agreement;

(d)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and

(e)after giving effect to such Specified Acquisition and any Borrowings made in connection therewith, the aggregate principal amount of Revolving Loans available to be borrowed under Section 2.01(b) of the Credit Agreement shall be at least $5,000,000.

ARTICLE III CONDITIONS TO EFFECTIVENESS

3.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Lender):

(a)Executed Amendment. The Lender shall have received a copy of this Amendment duly executed by each of the Loan Parties and the Lender.

(b)Officer’s Certificate. The Lender shall have received a certificate of a Responsible Officer of each Loan Party dated the Amendment Effective Date, (i) certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (ii) the resolutions of the governing body of such Loan Party, (iii) the good standing, existence or its equivalent of such Loan Party and (iv) of the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party.

(c)Legal Opinion. The Lender shall have received an opinion or opinions of counsel for the Loan Parties (including, if requested by the Lender, local counsel opinions), dated the Amendment Effective Date and addressed to the Lender which shall be in form and substance satisfactory to the Lender.

(d)	KYC Information.

(i)Upon the reasonable request of the Lender made at least five (5) days prior to the Amendment Effective Date, the Borrower shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti- money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least two (2) days prior to the First Amendment Date.

(ii)At least two (2) days prior to the Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to the Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

(e)	Real Property Collateral.

(i)The Lender shall have received, in form and substance satisfactory to the Lender, a modification to the Russell Street Property Mortgage.

(ii)To the extent not previously delivered, the Lender shall have received, in form and substance satisfactory to the Lender, completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Russell Street Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto.

(f)Fees and Expenses. The Lender shall have received from the Borrower other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Lender’s legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(g)Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(h)Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE IV MISCELLANEOUS

4.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed, including the Liens granted thereunder, and shall remain in full force and effect according to its terms.

4.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)The representations and warranties of the Borrower and each other Loan Party contained in Article II of the Credit Agreement, Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the as of the Amendment Effective Date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, for the benefit of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(h)Each of the Specified Acquisitions complies with the requirements set forth in Section 2.1 of this Amendment.

4.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Lender’s legal counsel.

4.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

4.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

4.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12    Dispute Resolution; Waiver of Jury Trial. The dispute resolution and waiver of jury trial provisions set forth in Section 9.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WI1NESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                CRAFT BREW ALLIANCE, INC., as the Borrower
By:     /s/ Andrew J. Thomas
Name: Andrew J. Thomas
Title: Chief Executive Officer

GUARANTORS:                KONA BREWING CO., LLC, as a Guarantor
By:    /s/ Andrew J. Thomas
Name:     Andrew J. Thomas
Title:    Manager

KONA BREWERY LLC, as a Guarantor
By:    /s/ Andrew J. Thomas
Name: Andrew J. Thomas
Title:    Manager

CRAFT VENTURES, LLC, as a Guarantor
By:     /s/ Andrew J. Thomas
Name: Andrew J. Thomas
Title: Chief Executive Officer

WYNWOOD BREWING COMPANY, as a Guarantor
By:     /s/ Andrew J. Thomas
Name: Andrew J. Thomas
Title: Manager

Craft Brew Alliance, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

LENDER:                    BANK OF AMERICA, N.A., as Lender
By:     /s/ Michael Snook
Name: Michael Snook
Title:    Senior Vice President

Craft Brew Alliance, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

Annex A

Schedule 1.01(b)

Andrew J. Thomas, Chief Executive Officer
Marcus H. Reed, Secretary
Edwin A. Smith, Corporate Controller and Principal Accounting Officer
Shannon Grosse, Senior Director of Financial Planning and Analysis

Annex B

Schedule 7.03(e)

None.